SUB-ITEM 77Q.1:  EXHIBITS
FEDERATED SHORT-INTERMEDIATE
DURATION MUNICIPAL TRUST

Amendment No. 9
to the
Amended & Restated
DECLARATION OF TRUST
Dated April 2, 1999

	THIS Declaration of Trust is
amended as follows:

	Delete the paragraph of Section 5,
Establishment and Designation of Series
or Class of Article III, Beneficial Interest
, in its entirety and replace with the
following:

Section 5.	Establishment and
Designation of Series or Class.

	Without limiting the authority of
the Trustees set forth in Article XII,
Section 8, inter alia, to establish and
designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the series shall be, and is established and designated as:

Federated Short-Intermediate Duration
Municipal Trust
Class A Shares
Institutional Shares
Service Shares

	The undersigned hereby certify
that the above stated Amendment is
a true and correct Amendment to
the Amended and Restated
Declaration of Trust, as adopted by
the Board of Trustees at a meeting
on the 13th day of May, 2011, to
become effective on September 30,
2011.
	Witness the due execution this
23rd day of August, 2011.

/s/ John F. Donahue		/s/
Charles F. Mansfield, Jr.
John F. Donahue
	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ R.
James Nicholson
Nicholas P. Constantakis		R.
James Nicholson

/s/ John F. Cunningham		/s/
Thomas M. O?Neill
John F. Cunningham
	Thomas M. O?Neill

/s/ J. Christopher Donahue		/s/
John S. Walsh
J. Christopher Donahue		John
S. Walsh

/s/ Maureen Lally-Green		/s/
James F. Will
Maureen Lally-Green
	James F. Will

/s/ Peter E. Madden
Peter E. Madden